As filed with the Securities and
Exchange Commission on May 30, 2003                   Registration No. 333-____
--------------------------------------------------------------------------------

            SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549
                                   ----------------------

                         FORM S-8
                  REGISTRATION STATEMENT
                           UNDER
                THE SECURITIES ACT OF 1933
                                   ----------------------

             EMMIS COMMUNICATIONS CORPORATION
  (Exact name of registrant as specified in its charter)

                 Indiana                                       35-1542018
      (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                      Identification No.)

      40 Monument Circle, Suite 700                               46204
          Indianapolis, Indiana                                (Zip Code)
(Address of Principal Executive Offices)

            EMMIS OPERATING COMPANY 401(K) PLAN
          EMMIS OPERATING COMPANY 401(K) PLAN TWO
                 (Full title of the plans)

                     J. Scott Enright
         Vice President, Associate General Counsel
                       and Secretary
             Emmis Communications Corporation
                    40 Monument Circle
                         Suite 700
                Indianapolis, Indiana 46204
          (Name and address of agent for service)

                      (317) 266-0100
                (Telephone number, including area code, of agent for service)



                                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
   Title of Securities      Amount to be       Proposed maximum         Proposed maximum          Amount of
    to be registered       registered (1)     offering price per       aggregate offering     registration fee
                                                   share (2)               price (2)                 (2)
-----------------------------------------------------------------------------------------------------------------
Class A Common Stock,          500,000              $20.125               $10,062,500               $815
$0.01 par value........
=================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Class A Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Class A Common Stock as reported by the NASDAQ National Market System on May 27, 2003, which was $20.125 per share.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I of Form S-8 to be contained in the
Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by Emmis Communications Corporation (the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 2003; and

(2) The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-23264) filed with the Securities and Exchange Commission on January 24, 1994, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

         The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to Investment Relations at the following address and telephone numbers: 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204, telephone
(317) 266-1000.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Emmis Communications Corporation (the "Company") is an Indiana corporation. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Company's Second Amended and Restated Articles of Incorporation do not contain any provision prohibiting such indemnification. The Company's Second Amended and Restated Articles of Incorporation expressly require such indemnification.

         The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (i) the individual's conduct was in good faith and
(ii) the individual reasonable believed (A) in the case of conduct in the individual's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

         The Company's Second Amended and Restated Articles of Incorporation generally provide that any director or officer of the Company or any person who is serving at the request of the Company as a director, officer, employee or agent of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the IBCL. The Second Amended and Restated Articles of Incorporation also provide such persons with certain rights to be paid by the Company the expenses incurred in defending proceedings in advance of their final disposition and authorize the Company to maintain insurance to protect itself and any director, officer, or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another entity against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Second Amended and Restated Articles of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

     The Registrant hereby undertakes that it will submit or has submitted the Emmis Operating Company 401(k)Plan and Emmis Operating Company 401(k) Plan Two (collectively, the "Plans") and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on May 30, 2003.


                     EMMIS COMMUNICATIONS CORPORATION


                    By:  /s/ J. Scott Enright
                          --------------------------------------------------
                             J. Scott Enright
                             Vice President, Associate General Counsel
                             and Secretary


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Jeffrey H. Smulyan and J. Scott Enright, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Jeffrey H. Smulyan and J. Scott Enright, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


               Signature                                    Title                               Date

/s/         Jeffrey H. Smulyan           Director, Chairman of the Board, President         May 30, 2003
------------------------------------
    Jeffrey H. Smulyan                   and Chief Executive Officer (Principal
                                         Executive Officer)

/s/             Greg Nathanson           Director                                           May 30, 2003
------------------------------------
    Greg Nathanson

/s/             Gary L. Kaseff           Director and Executive Vice President and          May 30, 2003
--------------------------------------
    Gary L. Kaseff                       General Counsel

/s/           Walter Z. Berger           Director and Executive Vice President,             May 30, 2003
--------------------------------------
    Walter Z. Berger                     Chief Financial Officer and Treasurer
                                      (Principal Financial Officer and Principal
                                         Accounting Officer)

/s/              Susan B. Bayh           Director                                           May 30, 2003
--------------------------------------
    Susan B. Bayh

/s/       Richard A. Leventhal           Director                                           May 30, 2003
--------------------------------------
    Richard A. Leventhal

/s/              Frank V. Sica           Director                                           May 30, 2003
--------------------------------------
    Frank V. Sica

/s/         Lawrence B. Sorrel           Director                                           May 30, 2003
--------------------------------------
    Lawrence B. Sorrel

/s/              Peter A. Lund           Director                                           May 30, 2003
--------------------------------------
    Peter A. Lund











                                INDEX TO EXHIBITS

Exhibit
  No.               Description of Exhibit

     4.1 Second Amended and Restated Articles of Incorporation of the Company. (The copy of this Exhibit filed as Exhibit 3.1 to the Company's Form 10-K/A for the fiscal year ended February 29, 2000, is incorporated herein by reference. The copy of Exhibit B to the Second Amended and Restated Articles of Incorporation of the Company filed as Exhibit 3 to the Company's Form 8-K filed December 13, 2001 is incorporated herein by reference.)

     4.2 Amended and Restated By-Laws of the Company, as amended to date. (The copy of this Exhibit filed as Exhibit 3.2 to the Company's Form 10-K/A for the fiscal year ended February 29, 2000 is incorporated herein by reference.)

     5 Opinion of Baker & Daniels, as to the legality of the securities being registered.

     23.1 Consent of Independent Auditors - Ernst & Young LLP

     23.2 Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).

     24 Power of Attorney (included on the Signature Page of the Registration Statement).